Exhibit 10.19

EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 10th day of May, 1995 between EAGLE FOOD CENTERS, INC., a Delaware corporation with principal offices presently located at Route 67 and Knoxville Road, Milan, Illinois 61264 (hereinafter referred to as the "Corporation"), and ROBERT J. KELLY, presently residing at 1520 Fawn Valley Road, Glendora,
California 91740 (hereinafter referred to as "Employee").

                           W I T N E S S E T H :

     WHEREAS, the Corporation desires that Employee shall be employed by the Corporation as its President and Chief Executive Officer, and Employee is desirous of such employment, upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

     1.   Employment.  The Corporation shall employ
Employee, and Employee shall serve the Corporation, as its President and Chief Executive Officer of the Corporation, upon the terms and conditions hereinafter set forth.

     2. Term. The employment of Employee by the Corporation hereunder shall commence as of the date hereof and, unless sooner terminated in the manner hereinafter provided, shall continue for a term of three years until May 22, 1998; provided, however, that if Employee does not arrive at the Corporation's offices and commence his employment hereunder within 30 days after the date hereof, this Agreement shall be null and void.

     3.   Office; Duties; Extent of Services.

          (a)  During the term of his employment
hereunder, Employee shall serve as President and Chief
Executive Officer of the Corporation, faithfully and to the best of his ability, under the direction and supervision of the Board of Directors of the Corporation
(the "Board of Directors") and the Chairman of the Board of the Corporation (the "Chairman of the Board").
Employee shall transmit or shall cause to be transmitted necessary instructions and advice to all subordinate officers of the Corporation and its subsidiary companies and all other proper persons. Employee also shall perform such other duties and services and shall exercise such other powers for the Corporation and for any of its subsidiary companies, including, but not limited to, acting as an officer and/or director of any such subsidiary companies, as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board, and shall enter into such supplemental agreement or agreements with any such subsidiary company or subsidiary companies with respect thereto (containing terms which are not inconsistent with the provisions hereof) as may be requested by the Board of Directors or the Chairman of the Board, all without further compensation other than that for which provision is made in this Agreement.

          (b) Employee agrees that he shall devote his best efforts, energies and skills to the discharge of his duties and responsibilities hereunder. To this end, Employee agrees that he shall devote his full business time and attention to the business and affairs of the Corporation and he shall not, without the prior written approval of the Chairman of the Board or the Board of Directors, directly or indirectly, engage or participate in, or become an officer or director of, or become employed by, or render advisory or other services in connection with, any other business enterprise.

     4.   Salary; Bonus Arrangements and Purchase of
Stock.

          (a)  During the term of his employment
hereunder, the Corporation shall pay to Employee a salary for his services at the rate of $350,000 per annum (the
"Base Salary"), payable in accordance with the normal payroll practices and procedures of the Corporation, and subject to such increase or increases as may be approved by the Board of Directors and evidenced by a writing signed by the Chairman of the Board. The Corporation shall pay Employee a signing bonus on the date of Employee's arrival at the Corporation's offices in an amount equal to $150,000; provided, however, that if Employee's employment hereunder is terminated within six
(6) months after the date hereof by the Corporation for "cause" (as hereinafter defined) or by Employee for any reason other than "Good Reason" (as hereinafter defined), Employee shall promptly return such $150,000 signing bonus to the Corporation.

          (b)  During the term of this Agreement,
Employee shall be eligible to receive bonus compensation at the end of each fiscal year of the Corporation in an amount determined by the Board of Directors. The
Corporation and Employee shall use reasonable efforts to agree on mutually acceptable performance targets for such bonus compensation. Bonus compensation may be up to 100% of the Base Salary during any year of Employee's employment hereunder; provided, however, that bonus compensation shall be at least $125,000 for the first fiscal year of Employee's employment hereunder. Such bonus compensation shall be prorated for the final fiscal year of Employee's employment hereunder.

          (c)  Simultaneously with the execution and
delivery of this Agreement, Employee has purchased
125,000 shares of common stock of the Corporation (the
"Common Stock") at $2.25 per share. In connection with such purchase, Employee has delivered to the Corporation a full recourse promissory note, in the form attached hereto as Exhibit A, in an initial principal amount equal to the purchase price for such shares and the Corporation has delivered such shares to Employee. Such promissory note is secured by a pledge of such shares.

     5.   Stock Option.

          (a)  The Corporation hereby grants Employee
an option (the "Option") to purchase up to 600,000 shares of Common Stock. The Option will be a stock option that does not qualify as an "incentive stock option" under
Section 422(b) of the Internal Revenue Code of 1986, as amended (i.e., a non-qualified stock option).

          (b)  Except as otherwise provided in this
Agreement, the Option shall be exercisable, on a cumulative basis, at the times and prices as follows:

 (i) up to 200,000 of the total shares subject to the Option may be purchased by Employee on or after the first anniversary of the date hereof at a price equal to $2.50 per share;

 (ii) up to an additional 200,000 shares of the total shares subject to the Option may be purchased by Employee on or after the second anniversary of the date hereof at a price equal to $3.50 per share; and

    (iii) the balance of the total number of shares subject to the Option may be purchased by Employee on or after the third anniversary of the date hereof at a price equal to $4.50 per share.

     Subject to earlier termination as described below, the portion of the Option granted pursuant to clause (b)(i) above shall expire on the sixth anniversary of the date hereof, the portion of the Option granted pursuant to clause (b)(ii) above shall expire on the seventh anniversary of the date hereof, and the portion of the Option granted pursuant to clause (b)(iii) above shall expire on the eighth anniversary of the date hereof.

     Except as provided in the immediately following sentence, if the employment of Employee with the Corporation shall terminate by reason of Employee's death, permanent disability (as defined herein), by the Corporation for any reason other than for "cause" (as described herein) or by Employee for Good Reason (as defined herein), the Option shall immediately become exercisable by Employee (or Employee's legal representative, beneficiary or estate, as the case may
be), for any and all of such number of shares subject to the Option, at any time up to and including six months after the effective date of such termination of employment. If the employment of Employee with the Corporation shall terminate for any reason other than that provided in the immediately preceding sentence, including, without limitation, termination by the Corporation for "cause" (as described herein) or termination by Employee for any reason other than Good
Reason, the Option shall terminate and become null and void, as of the effective date of such termination.

          In the event of a Change in Control (as defined below), the Option shall immediately become exercisable for any or all of such number of shares subject to the Option. For purposes of this Agreement, a "Change in Control" means the occurrence of either of the following events: (a) the sale of the Corporation (other than to Odyssey Partners, L.P. or any subsidiary or affiliate of Odyssey Partners, L.P. so long as such subsidiary or affiliate remains a subsidiary or affiliate, as the case may be, of Odyssey Partners, L.P.), or (b) the merger of the Corporation with another corporation (other than with any subsidiary or affiliate of Odyssey Partners, L.P. so long as such subsidiary or affiliate remains a subsidiary or affiliate, as the case may be, of Odyssey Partners, L.P.).

          (c)  Subject to the limitations on exercise
provided in this Agreement, the Option shall be exercised by Employee as to all or part of the shares covered thereby by giving written notice of exercise to the Corporation, specifying the number of shares to be purchased (unless the number purchased is the total balance for which the Option is then exercisable;
provided, however, that in no event shall the Option be exercised for a fraction of a share or for less than 100 shares) and specifying a business day not more than 10 days from the date such notice is given for the payment of the purchase price against delivery of the shares being purchased. On the date specified in the notice of exercise the Corporation shall deliver such shares to Employee and Employee shall deliver to the Corporation an amount of cash equal to the aggregate purchase price for such shares.

          (d)  If the Corporation (1) pays a stock
dividend on its Common Stock, (2) subdivides its outstanding shares of Common Stock into a greater number of shares, (3) combines its outstanding shares of Common
Stock into a smaller number of shares, or (4) issues by reclassification of its Common Stock any shares of its capital stock, then the number and kind of shares into which the Option granted to Employee under Paragraph 5(a) hereof is exercisable shall be adjusted so that Employee upon exercise of the Option shall be entitled to receive the kind and number of shares of the Corporation that Employee would have owned or have been entitled to receive after the happening of any of the events described above had the Option been exercised immediately prior to the happening of such event or any record date with respect thereto. The exercise price for the Option shall be adjusted by the inverse of any such adjustment to the number of shares into which the Option is exer-cisable. An adjustment made pursuant to this paragraph
(d) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. The adjustment to the number of shares into which the Option is exercisable described in this paragraph (d) shall be made each time any event listed in clauses (1) through (4) of this paragraph (d) occurs.

     6. Expenses Other than Relocation Expenses. It is contemplated that, in connection with his employment hereunder, Employee may be required to incur reasonable and necessary travel, business entertainment and other business expenses. The Corporation agrees to pay, or reimburse Employee for, all reasonable and necessary travel, business entertainment and other business expenses incurred or expended by him incident to the performance of his duties and responsibilities hereunder, upon submission by Employee to the Chairman of the Board
(or his designee or designees) of vouchers or expense statements satisfactorily evidencing such expenses. In addition, Employee shall be entitled to a $25,000 automobile allowance in accordance with the Corporation's existing policy regarding such allowances.

     7.   Relocation and Relocation Expenses.

          (a)  Employee agrees to move to a new
residence within one hour commuting distance of Milan, Illinois (the "Principal Office City"), not later than
August 15, 1995 in accordance with the provisions of this Paragraph 7. Following such date, if the Corporation changes the location of its Principal Office City during the then remaining term of Employee's employment hereunder, then concurrently with such change Employee agrees to move to a new residence within one hour commuting distance of such new Principal Office City.

          (b)  Employee may continue to reside at
Employee's present residence located at 1520 Fawn Valley
Road, Glendora, California 91740 ("Employee's Present
Residence") until a date not later than August 15, 1995.
During such time as Employee resides at Employee's
Present Residence (including any transitory period during which Employee is in the process of moving from Employee's Present Residence to Employee's new residence within one hour commuting distance of the Principal
Office City), but not later than August 15, 1995:

               (i)  Employee may commute between
     Employee's Present Residence and the Principal
     Office City, whereby Employee on a regular basis, shall travel to the Corporation's offices in the Principal Office City each Monday morning and may leave the Principal Office City each Friday afternoon;

               (ii)  the Corporation agrees to pay, or
     reimburse Employee for, all reasonable and necessary living expenses incurred or expended by him in the Principal Office City and in commuting to and from the Principal Office City, including, but not limited to, air fare, accommodations, meals, telephone and taxi expenses, upon submission by Employee to the Chairman of the Board (or his designee or designees) of vouchers or expense statements satisfactorily evidencing such expenses; and

               (iii)  the Corporation agrees to pay, or
     reimburse Employee for, all reasonable and necessary expenses incurred or expended by Employee in connection with occasional trips
     (not to exceed a reasonable number of trips per year as determined by the Chairman of the Board) to the Principal Office City by Employee's immediate family, including, but not limited to, air fare, accommodations, meals, telephone and taxi expenses, upon submission by Employee to the Chairman of the Board (or his designee or designees) of vouchers or expense statements satisfactorily evidencing such expenses.

          (c)  The Corporation agrees to pay, or
reimburse Employee for, all reasonable and necessary moving expenses incurred by Employee in moving (including any such expenses incurred in connection with moving his immediate family) from Employee's Present Residence to a new residence within one hour commuting distance of the Principal Office City not later than January 1, 1996, including, but not limited to, bills of any movers, telephone, television, electrician, plumber, locksmith charges, and tips and gratuities, upon submission by Employee to the Chairman of the Board (or his designee or designees) of vouchers or expense statements satisfactorily evidencing such expenses.

          (d)  If Employee elects to do so, the
Corporation will arrange and pay all reasonable fees and out of pocket expenses for a firm to enter into a home repurchase program (the "relocation firm") with Employee for the sale of Employee's present residence. The relocation firm will make an offer to purchase Employee's present residence based on the average of two independent market appraisals from firms which are selected by mutual agreement of the relocation firm and Employee.

               (i)    Employee shall have not less than
     30 days within which he may accept or reject such offer.

               (ii)   If Employee accepts such
     offer, the Corporation agrees that it will pay
     Employee the amount (if any, but not to exceed
     $100,000) by which (A) $100,000 exceeds (B) the
     sale proceeds payable to Employee, net of amounts used to repay all mortgage indebtedness, selling, closing and any related expenses.

               (iii)  If the relocation firm's offer is
     not accepted by Employee within the period set forth in paragraph 7(d)(i), Employee shall be free to sell his residence upon whatever terms and conditions as he desires.

     8. Employee Benefits; Vacations. Employee shall be entitled to participate in any and all life insurance, medical insurance, disability insurance, directors' and officers' liability insurance and any other employee benefit plan or plans which from time to time may be generally made available during the term of Employee's employment hereunder by the Corporation to executives of the Corporation of Employee's rank and status, or of similar rank and status, to the extent that Employee qualifies under the eligibility provisions of any such plan or plans. Employee shall be entitled to vacations
(taken consecutively or in segments), aggregating four
(4) weeks in any year of the term of Employee's employment hereunder, in accordance with the Corporation's vacation policy, to be taken at times consistent with the effective discharge of Employee's duties.

     9. Permanent Disability. In the event of the permanent disability (as hereinafter defined) of Employee during the term of his employment hereunder, the Corporation shall have the right, upon written notice to Employee, to terminate his employment hereunder, effective upon the giving of such notice. Upon such termination, the salary to which Employee would be otherwise entitled pursuant to Paragraph 4(a) hereof shall continue to be paid to Employee through the end of the month in which such termination occurs and Employee shall also be entitled to all accrued and unpaid bonus compensation owing to him under Paragraph 4(b) hereof and to exercise the Option to the extent not then exercised in accordance with Paragraphs 5(b) and 5(c) hereof;
provided, however, that notwithstanding any such termination of Employee's employment hereunder due to the permanent disability of Employee, Employee shall be entitled to receive the Base Salary through the date which is eighteen months after the date of such termination. Employee shall accept such payments in full discharge and release of the Corporation of and from any further obligations under this Agreement, but Employee shall continue to have the obligations provided for in Paragraph 12 hereof. For purposes of this Paragraph 9,
"permanent disability" shall be defined as (a) "permanent disability" within the meaning of the disability insurance policy or policies then maintained by the Corporation for the benefit of employees of the Corporation, or (b) if no such policy shall then be in effect, or if more than one such policy shall then be in effect in which the term "permanent disability" shall be assigned different definitions, then "permanent disability" shall be defined for purposes hereof to mean any physical or mental disability or incapacity which renders Employee incapable of fully performing the services required of him in accordance with his obligations under Paragraph 3 hereof for a period of 120 consecutive days or for shorter periods aggregating 120 days during any twelve-month period.

     10. Death. In the event of the death of Employee during the term of his employment hereunder, the salary to which Employee would be otherwise entitled pursuant to Paragraph 4(a) hereof shall continue to be paid through the end of the month in which death occurs to the last beneficiary designated by Employee by written notice to the Corporation, or, failing such designation, to his estate and such beneficiary or estate shall also be entitled to all accrued and unpaid bonus compensation owing to Employee under Paragraph 4(b) hereof and to exercise the Option to the extent not then exercised in accordance with Paragraphs 5(b) and 5(c) hereof;
provided, however, that notwithstanding any termination of Employee's employment hereunder due to Employee's death, such beneficiary or estate shall be entitled to receive the Base Salary through the date which is eighteen months after the date of such termination.
Employee shall have the right to name, from time to time, any one person as beneficiary hereunder or, with the consent of the Chairman of the Board, he may make other forms of designation of beneficiary or beneficiaries.
Employee's designated beneficiary or beneficiaries or personal representative, as the case may be, shall accept the payments provided for in this Paragraph 10 in full discharge and release of the Corporation of and from any further obligations under this Agreement.


     11.  Termination.

          (a)  Employee's employment hereunder may be
terminated by the Corporation for "cause" at any time if Employee shall commit any of the following "Acts of Default":

               (i)  Employee shall have refused to
     perform any of his obligations as set forth herein in any material respect or Employee shall have taken any action which causes material harm to the Corporation or its operations, and Employee shall have failed to cure such failure or action within five (5) days after receiving written notice thereof from the Board of Directors or the Chairman of the Board;

               (ii)  Employee shall have committed an
     act of fraud, theft or dishonesty against, or shall breach a fiduciary obligation to, the Corporation and/or any of its subsidiary companies; or

               (iii)  Employee shall be convicted of
     (or plead nolo contendere to) any felony or any misdemeanor (whether or not involving the Corporation and/or any of its subsidiary companies) involving moral turpitude or which might, in the opinion of the Board of Directors, cause embarrassment to the Corporation and/or any of its subsidiary companies.

In the event the Corporation elects to terminate the employment of Employee for "cause" pursuant to this Paragraph 11(a), the Chairman of the Board shall send written notice to Employee terminating such employment and describing the action of Employee constituting the Act of Default, and thereupon the Corporation shall have no further obligations under this Agreement, with the exception of the obligation to pay Employee, promptly after such termination, any accrued or unpaid salary earned by Employee through and including the effective date of such termination and any accrued and unpaid bonus compensation owing to Employee pursuant to Paragraph 4(b) hereof, but Employee shall continue to have the obligations provided for in Paragraph 12 hereof. Nothing contained in this Paragraph 11 shall constitute a waiver or release by the Corporation of any rights or claims it may have against Employee for actions or omissions which may give rise to an event causing termination of this Agreement pursuant to this Paragraph 11(a).

          (b)  Employee may terminate his employment
hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean any assignment to Employee of any material duties other than those contemplated by, or any limitation of Employee's powers in any respect not contemplated by, Paragraph 3 hereof;
provided, however, that Employee first delivers written notice thereof to the Chairman of the Board and the Corporation shall have failed to cure such non-permitted assignment or limitation within thirty (30) days after receipt of such written notice. Any termination by Employee pursuant to this Paragraph 11(b) shall be communicated by written Notice of Termination to the Chairman of the Board. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. In the event of any termination of Employee's employment hereunder pursuant to this Paragraph 11(b), Employee shall be entitled to the Base
Salary through the date which is eighteen months after the date of such termination, and Employee shall also be entitled to all accrued and unpaid bonus compensation owing to him under Paragraph 4(b) hereof and to exercise the Option to the extent not then exercised in accordance with Paragraphs 5(b) and 5(c) hereof. In the event of any termination of employment by Employee for Good
Reason, Employee shall have no further obligations under this Agreement other than the obligations provided for in
Section 12 hereof.

          (c)  If this Agreement is not terminated
sooner as provided in this Agreement, it shall terminate at the end of the three year term, unless the Corporation elects to extend it for an additional term (in which case it shall terminate at the end of such additional term).
If Employee's employment is terminated under this Paragraph 11(c), the Corporation shall pay Employee continuation of the Base Salary at Employee's then current rate of Base Salary for twelve (12) months.



     12.  Restrictive Covenants and Confidentiality;
Injunctive Relief.

          (a)  Employee agrees, as a condition to the
performance by the Corporation of its obligations hereunder, particularly its obligations under Paragraph
4 hereof, that during the term of his employment hereunder and during the further period of one (1) year after the termination of such employment, Employee shall not, without the prior written approval of the Chairman of the Board, directly or indirectly through any other individual or entity:

               (i)  solicit, raid, entice or induce any
     individual or entity that presently is or at any time during the term of his employment hereunder shall be, or who has indicated an interest in becoming, a supplier of the Corporation, and/or any of its subsidiary companies, to become a supplier of any other individual or entity, and Employee shall not approach any such individual or entity for such purpose or authorize or knowingly approve the taking of such actions by any other individual or entity; or

               (ii)  solicit, raid, entice or induce
     any individual who presently is or at any time during the term of his employment hereunder shall be an employee of or consultant to the Corporation and/or any of its subsidiary companies, to leave such employment or consulting position or positions or to become employed by or become a consultant to any other individual or entity, and Employee shall not approach any such employee or consultant for such purpose or authorize or knowingly approve the taking of such actions by any other individual or entity.

          (b)  Recognizing and acknowledging that
confidential information may exist, from time to time, with respect to the business and/or activities of the Corporation and/or its subsidiary companies, and that the knowledge, information and relationship with suppliers and agents, including, but not limited to, supplier lists and/or other such lists, and that the knowledge of the Corporation's and/or its subsidiary companies' business methods, systems, plans and policies and other confidential information which he has heretofore and shall hereafter establish, receive or obtain as an employee of the Corporation and/or its subsidiary companies or otherwise, are valuable and unique assets of the respective businesses of the Corporation and its subsidiary companies, Employee agrees that, during and after the term of his employment hereunder, he shall not (otherwise than pursuant to his duties hereunder), without the prior written approval of the Chairman of the Board, disclose any such knowledge or information pertaining to the Corporation and/or any of its subsidiary companies, their business, activities, personnel or policies, to any individual or entity, for any reason or purpose whatsoever, or use for his own benefit or for the benefit of any other individual or entity, any such knowledge or information. The provisions of this Paragraph 12(b) shall not apply to information which is or shall become generally known to the public or the trade (except by reason of Employee's breach of his obligations hereunder), information which is or shall become available in trade or other publications and information which Employee is required to disclose by order of, or subpoena issued by, a court of competent, jurisdiction or other governmental authority (but only to the extent specifically ordered by such court or other governmental authority); provided, however, that Employee shall give the Corporation prior written notice of the circumstances under which Employee is so required to make disclosure of such information, as well as the intended disclosure so that the Corporation has the opportunity to seek a protective order or follow such other course or courses of action as the Corporation, in its sole discretion, may deem appropriate.

          (c)  The provisions of this Paragraph 12
shall survive the termination of Employee's employment hereunder, irrespective of the reason therefor.

          (d)  Employee recognizes and acknowledges
that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to confidential information vital to the Corporation's and/or its subsidiary companies' businesses. By reason of this, Employee consents and agrees that if he violates any of the provisions of this Agreement with respect to diversion of the Corporation's and/or its subsidiary companies' suppliers or employees, or confidentiality, the Corporation and its subsidiary companies would sustain irreparable harm, and, therefore, in addition to any other remedies which the Corporation may have under this Agreement or otherwise, the Corporation and/or its subsidiary companies shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Employee from committing or continuing any such violation or violations of this Agreement, and Employee shall not object to any such application or applications. Nothing in this Agreement shall be construed as prohibiting the Corporation and/or its subsidiary companies from pursuing any other remedy or remedies, including, without limitation, recovery of damages.

     13.  Transactions Offered to the Corporation;
Proprietary Materials. During the term of his employment hereunder, Employee agrees to bring to the attention of the Board of Directors or the Chairman of the Board, all proposals, business opportunities or investments of whatever nature, in areas in which the Corporation and/or any of its subsidiary companies is active or may be interested in becoming active, which are created or devised by Employee or come to the attention of Employee and which might reasonably be expected to be of interest to the Corporation and/or any of its subsidiary companies. Without limiting the generality of the foregoing, Employee acknowledges and agrees that memoranda, notes, records and other documents made or compiled by Employee or made available to Employee during the term of this Agreement concerning the business and/or activities of the Corporation and/or any of its subsidiary companies shall be the Corporation's property and shall be delivered by Employee to the Chairman of the Board upon termination of this Agreement or at any other time at the request of the Board of Directors or the Chairman of the Board.

     14. Deductions and Withholding. Employee agrees that the Corporation shall withhold from any and all payments paid or payable to Employee, or on Employee's behalf, pursuant to this Agreement, an amount equal to any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by the Corporation in respect of such payments. In connection with the exercise of the Option, the Corporation may require Employee to reimburse the Corporation for any such withholding tax liability in respect of the issuance of shares upon such exercise. In lieu thereof, the Corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Corporation. The Corporation may, in its discretion, hold the stock certificate to which Employee is entitled upon the exercise of the Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, the Corporation shall be authorized, without the prior written consent of Employee, to effect any such withholding upon exercise of the Option by retention of shares issuable upon such exercise having a fair market value at the date of exercise which is equal to the amount to be withheld; provided, however, that the Corporation shall not be authorized to effect such withholding without the prior written consent of Employee if such withholding would subject Employee to liability under Section 16(b) of the Securities Exchange Act of
1934, as amended.

     15. Prior Agreements. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto respecting the employment of Employee by the Corporation.

     16.  Representations and Warranties of the
Parties.

          (a)  Employee (x) represents and warrants to
the Corporation that (i) he is not under any obligation, restriction or limitation, contractual or otherwise, to any other individual or entity which would prohibit or impede him from performing his duties and responsibilities hereunder, and that he is free to enter into and perform the terms and provisions of this Agreement, (ii) he is in good physical health and does not have any permanent disability, and (iii) he is purchasing or acquiring the Common Stock acquired hereunder for his own account, for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws, and
(y) agrees that any subsequent resale or distribution of any of such Common Stock shall be made only pursuant to either (A) an effective registration statement under the Securities Act of 1933, as amended, covering such Common
Stock and under applicable state securities laws or
(B) specific exemptions from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws. In the event that Employee exercises the Option, in connection therewith Employee shall deliver to the Corporation a written statement to the effect set forth in clauses
(x)(iii) and (y) above.

          (b)  This Agreement has been duly authorized
by all necessary corporate action on the part of the Corporation and has been duly executed and delivered on behalf and in the name of the Corporation by its Chief
Executive Officer.

     17. Effectiveness. This Agreement shall become effective when, and only when, the Corporation shall have received (i) counterparts of this Agreement signed by the Corporation and Employee, and (ii) a copy of a physician's report, dated a recent date, as to the health of Employee, in form and substance satisfactory to the Corporation.

     18. Waiver. Waiver by either party hereto of any breach or default by the other party of any of the terms and provisions of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

     19. Notices. All notices required to be given under this Agreement shall be in writing and sent by registered mail or certified mail, postage prepaid, return receipt requested. Such notices shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail addressed to the party or parties to be notified at the following addresses:

     If to the Corporation:

          Chairman of the Board of Directors
          Eagle Food Centers, Inc.
          Route 67 and Knoxville Road
          Milan, Illinois  61264

     with a copy to:

          Simeon Gold, Esq.
          Weil, Gotshal & Manges
          767 Fifth Avenue
          New York, New York  10153

     If to Employee:

          Robert J. Kelly
          1520 Fawn Valley Road
          Glendora, California  91740

     Either party may change the address to which notices, requests, demands and other communications hereunder shall be sent by sending written notice of such change of address to the other party in the manner above stated.

     20.  Assignability and Binding Effect.  This
Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of Employee, and shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. The obligations of Employee may not be delegated and, except as expressly provided in Paragraph 9 above relating to the designation of beneficiaries, Employee may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights hereunder, without the prior written consent of the Corporation, and any such attempted assignment, transfer, pledge, encumbrance, hypothecation or other disposition without such consent shall be null and void and without effect. This Agreement may be assigned by the Corporation, in its sole discretion, to any one or more of its subsidiary companies or to another individual or entity in connection with the merger or consolidation of the Corporation with another corporation, partnership or other business enterprise or the sale of all or substantially all of the assets and business of the Corporation to another individual or entity.

     21.  Complete Understanding; Amendments, Etc.
This Agreement constitutes the complete understanding and entire agreement between the parties hereto with respect to the employment of Employee hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated (other than in accordance with the provisions hereof) except by written instrument signed by the party against whom enforcement may be sought.

     22.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Illinois.

     23. Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not limit, define or affect in any way the meaning or interpretation of this Agreement or any portion or portions thereof.




     24. Separability. In case any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

     25. Attorneys' Fees. Each party hereto agrees that if the other party shall prevail in any action or proceeding arising hereunder or in connection herewith, such other party shall be entitled to reimbursement of reasonable attorneys' fees and disbursements related to such action or proceeding.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement and duly set their hands on the day and year first above written.


                         By:
                              Martin J. Rabinowitz,
                              Chairman of Board





PROMISSORY NOTE

$281,250.00                        May 10, 1995
                                   Milan, Illinois


     FOR VALUE RECEIVED, the undersigned, Robert J. Kelly, a resident of the State of California ("Borrower"), hereby unconditionally promises to pay to the order of EAGLE FOOD CENTERS, INC. ("Lender") at its address set forth below, or such other address as Lender shall specify to Borrower in writing, the principal sum of Two Hundred Eighty-One Thousand Two Hundred Fifty United States Dollars ($281,250.00) on May 10, 1998, subject to the provisions of the immediately following paragraph. Borrower further promises to pay interest to Lender on the unpaid principal balance hereof from the date hereof until such maturity date at a rate per annum equal to 6.46%. Interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual number of days elapsed. Interest shall be payable quarterly in arrears on the first day of each calendar quarter during the term hereof commencing July 1, 1995 and upon demand by Lender of payment in full of this Note. If the indebtedness evidenced hereby is not paid in full when due, Borrower shall be obligated thereafter to pay interest on such overdue amount until the date such amount is paid in full at a rate per annum equal to 3% above the rate otherwise applicable hereunder.

     Borrower and Lender are parties to the Employment Agreement, dated as of May 10, 1995 (as amended, supplemented or otherwise modified from time to time, the "Employment Agreement"). Notwithstanding the immediately preceding paragraph, in the event that either (i) Borrower's employment with Lender is terminated by Lender for "cause" (as described in Paragraph 11(a) of the Employment Agreement) or (ii) Borrower terminates his employment with Lender for any reason other than "Good Reason" (as defined in the Employment Agreement), the indebtedness evidenced hereby (with accrued interest thereon) shall immediately become due and payable without further notice, demand or presentment by Lender; provided, however, that if Borrower terminates his employment with Lender for "Good Reason", such indebtedness (with accrued interest thereon) shall become due and payable without further notice, demand or presentment by Lender on the date six months after the date of such termination (or if such day is not a business day, on the immediately preceding business day).

     Borrower may prepay this Note in whole or in part without premium or penalty upon prior written notice to Lender received no later than 10:00 a.m. (Milan, Illinois time) on the date of such prepayment. Any prepayment shall be accompanied by payment of the accrued and unpaid interest due and owing on the principal amount so prepaid to the date of such prepayment.

     All payments of principal and interest hereunder shall be made without set-off or counterclaim of any nature and in lawful money of the United States of America. If any payment hereunder is due and payable on any day which is a Saturday, Sunday or other day on which commercial banks in Milan, Illinois are authorized or required by law to close, the time for the making of such payment shall be extended to the next succeeding business day and, with respect to payments of principal, interest shall be payable thereon during such extension at the rate provided herein.

     Lender shall not by any act, delay, omission or otherwise be deemed to have waived any rights or remedies hereunder. Such rights and remedies are cumulative and not exclusive of any rights or remedies provided by law. No waiver shall be valid unless signed by Lender. No amendment hereof, unless signed by Lender, and no course of dealing between Borrower and Lender, shall be effective to modify or discharge this Note.

     Except as otherwise specifically provided herein, all notices, requests, demands or other communications to Lender or Borrower shall be deemed to have been given or made when mailed, or personally delivered in writing, to Lender or Borrower, as the case may be, to the recipient's address set forth below, or such other address as either Lender or Borrower shall hereafter specify to the other in writing.

     This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of Lender.

     This Note is secured by a pledge of the common stock of Lender purchased by Borrower from Lender simultaneously with the execution and delivery of the Employment Agreement. Lender shall have full recourse to Borrower for the repayment of the indebtedness evidenced by this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, this Note has been duly executed and delivered by Borrower on the date and year first written above.


                    ___________________________
                      Robert J. Kelly


Lender's Address:                  Borrower's Address:
Eagle Food Centers, Inc.           1520 Fawn Valley Road
Route 67 and Knoxville Road        Glendora, CA  91740
Milan, Illinois  61264
STATE OF ________   )
COUNTY OF ________  )


     On this, the ____ day of _____, 1995, before me, the subscriber, a notary public in and for the State and County aforesaid, personally appeared Robert J. Kelly, and who acknowledged that he, Robert J. Kelly, executed the foregoing Note for the purposes therein contained.

     WITNESS my hand and seal the day and year aforesaid.



                               Notary Public



[Notary Seal]                 My commission expires:

PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of May 10, 1995, by and between ROBERT J. KELLY of 1520 Fawn Valley Road, Glendora, California 91740 (the "Pledgor") and EAGLE FOOD CENTERS, INC., a Delaware corporation, with its principal offices presently located at Route 67 and Knoxville Road, Milan, Illinois 61264 (the "Company").

                           W I T N E S S E T H:

     WHEREAS, the Pledgor and the Company have entered into an Employment Agreement dated May 10, 1995, pursuant to which the Pledgor has agreed to purchase and the Company has agreed to sell 125,000 shares of common stock of the Company, payable in the principal amount of Two Hundred Eighty-One Thousand Two Hundred Fifty Dollars ($281,250.00), which borrowing is evidenced by the Pledgor's Promissory Note in such principal amount (the "Note"); and

     WHEREAS, the parties hereto wish to secure in the manner set forth in this Agreement the payment of all of the Pledgor's indebtedness created under the Note, whether on account of principal, interest, or otherwise (all of the foregoing indebtedness and obligations being hereinafter collectively called the "Debt");

     NOW, THEREFORE, in consideration of the Debt and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Pledgor, the parties hereto covenant and agree as follows:

     1. Collateral. The Pledgor hereby assigns, transfers, pledges, and sets over unto the Company, and its successors and assigns, one hundred twenty-five thousand (125,000) shares of common stock of the Company, evidenced by one (1) stock certificate numbered _____, a copy of which is attached hereto, as security for the payment of the Debt, together with all cash, stock, and other dividends paid upon, all securities or instruments and other property received in addition to or in exchange for, and all rights to subscribe for securities incident to, such property (all such property, dividends, security, and rights being hereinafter collectively called the "Collateral").

     2. Security Interest. The Pledgor agrees that the Company shall have, and there is hereby granted to and created in favor of the Company, a security interest under the Illinois Uniform Commercial Code (the "Code") in and to the Collateral hereby assigned and pledged and in and to the proceeds thereof as security for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the Note. The Pledgor will faithfully preserve and protect said security interest in the Collateral and the proceeds thereof. Promptly upon request of the Company from time to time, the Pledgor will do all such acts and things, and will execute and deliver all such stock powers and other documents and instruments, including, without limitation, further pledges, assignments, financing statements, and continuation statements, as the Company may deem necessary or advisable in order to preserve, perfect, and protect the Company's security interest in the Collateral and the proceeds thereof and to assure that the Company may exercise and enforce its rights hereunder, or otherwise by law, with respect to the Collateral and such proceeds.

     3. Perfection of Security Interest. For the purposes of perfecting the Company's security interest in the Collateral, the Pledgor has delivered to the Company possession of the Collateral.

     4. Representations and Warranties. Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, except for the lien created by this Agreement. No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by Pledgor.

     5. Transfers and Other Liens. Pledgor agrees that he will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral, or (ii) create or permit to exist any lien upon or with respect to any of the Collateral, except for the lien created pursuant to this Agreement.

     6. Remedies on Default. If Pledgor shall default in payment of the Note and such default remains uncured after not less than ten (10) days' written notice to Pledgor of such default (a "Default"), then, and in any such event, the Company shall have such rights and remedies with respect to the Collateral or any part thereof and the proceeds thereof as are provided by the Code and such other rights and remedies with respect thereto which it may have at law, in equity, or under this Agreement including, without limitation, to the extent not inconsistent with the provisions of the Code or other applicable law, the right to (i) transfer into the Company's name, or into the names of its nominee or nominees for the benefit of the Company, all or any portion of the Collateral in its possession and thereafter receive cash dividends paid thereon, vote the same, give all consents, waivers and ratification in respect thereof, and otherwise act with respect thereto as though it were the outright owner thereof and (ii) sell all or any portion of the Collateral in its possession at any public or private sale, upon ten (10) days' prior notice to the Pledgor, at such place or places, at such time or times, upon such terms (whether for cash or credit), and in such manner as the Company may determine. Upon the occurrence of a Default and upon notice by the Company to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7 below shall cease. Upon the occurrence of a Default, all rights of Pledgor to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 7 below shall cease.

     7. Rights With Respect to Collateral in Absence of Default. Unless and until a Default has occurred and is continuing or exists, all cash payments made on account of the Collateral, whether in the form of principal, interest, or dividends, shall be paid to the Pledgor in accordance with his interest therein and the Pledgor shall be entitled to exercise any voting rights with respect to any of the Collateral to which voting rights attach and give all consents, waivers, and ratification in respect thereof. The Pledgor agrees to deliver to and deposit with the Company in pledge, forthwith upon receipt thereof at any time, to be held by the Company under and subject to the terms of this Agreement, all stock dividends and other dividends (other than cash) received by the Pledgor and paid upon any security included in the Collateral, all securities received as a distribution on account of any securities included in the Collateral, all securities received in exchange for or in renewal of any securities included in the Collateral, while this Agreement is in effect.

     8. Security Interest Absolute. All rights of the Company and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:
(i) any lack of validity or enforceability of any provision of the Employment Agreement, the Note or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the obligations evidenced by the Note, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Employment Agreement or the Note; (iii) any exchange, release or non-perfection of any lien on any other collateral; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a borrower or a pledgor.

     9. Termination; Successors and Assigns. Upon payment in full of the Debt, this Agreement shall terminate and be of no further force and effect, and the Company shall return to the Pledgor such of the Collateral as is then in its possession. Until such time, however, this Agreement shall bind the Pledgor, its successors and assigns, and shall inure to the benefit of the Company, and its successors and assigns.

     10. Applicable Law. This Pledge shall be deemed to be a contract under the laws of the State of Illinois and for all purposes shall be governed by and construed in accordance with the laws of such State.

     11. Notice. All notices and other communications provided to any party hereto under this Agreement shall be in writing or by telex or by facsimile and addressed, delivered or transmitted to such party at its address, telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when received. A communication, demand or notice given pursuant to this Section shall be addressed:

     a.   If to the Company, at:

               Chairman of the Board of Directors
               Eagle Food Centers, Inc.
               Route 67 and Knoxville Road
               Milan, Illinois  61264

          with a copy to:

               Simeon Gold, Esq.
               Weil, Gotshal & Manges
               767 Fifth Avenue
               New York, New York  10153

     b.   If to the Pledgor, at:

               Robert J. Kelly
               1520 Fawn Valley Road
               Glendora, California  91740

     The Pledgor or the Company may change the respective address upon which he or it shall receive notice hereunder by written notice of such change to the other party as provided in this Section.

     12. Effectiveness. This Agreement shall become effective upon execution by both parties hereto, which may be in duplicate counterpart.

     13. Incorporation of Terms. The Pledgor hereby acknowledges that his rights hereunder are subject to all of the agreements, conditions, covenants, provisions and stipulations contained in the Note, which are to be kept and performed by Pledgor and the Company and which are hereby made a part of this Agreement to the same extent and with the same force and effect as if they were fully set forth herein.

     14. Amendments, etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing, signed by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, this document is signed by the parties hereto on that date, month and year first above written.

                              PLEDGOR:

                              Robert J. Kelly

EAGLE FOOD CENTERS, INC.



By:__________________________
   Title: